EXHIBIT 99.1

PCTEL Reports Fourth Quarter and Full Year Financial Results

BLOOMINGDALE, Illinois – February 25, 2021 – PCTEL, Inc. (Nasdaq: PCTI) announced its results for the fourth quarter and full year ended December 31, 2020.

Highlights

•

Revenue of $21.2 million in the quarter and $77.5 million for the year, 7.5% lower compared to the fourth quarter 2019 and 14.5% lower in the year compared to 2019. Revenue was higher by 9.5% for the test and measurement product line, and lower by 15.2% for the antenna product line compared to the fourth quarter 2019. For the year, revenue was lower by 2.0% for the test and measurement product line and lower by 19.4% for the antenna product line.

•

Gross profit margin of 50.1% in the fourth quarter and 49.0% for the year, down 0.2% compared to the gross profit margin in the fourth quarter 2019 and up 3.2% in the year compared to 2019. The gross profit percentage in the fourth quarter reflects a higher mix of higher margin test and measurement products, offsetting lower gross margin percentages for both test and measurement products and antenna products.

•	GAAP net income per diluted share of $0.10 in the fourth quarter and $0.18 in the year compared to GAAP net income per share of $0.10 in the fourth quarter 2019 and $0.21 for the year in 2019.

•

Non-GAAP net income and adjusted EBITDA are metrics the Company uses to measure its core earnings. A reconciliation of those non-GAAP measures to our GAAP financial statements is provided later in the press release.

•

Non-GAAP net income per diluted share of $0.12 in the fourth quarter and $0.31 for the year compared to Non-GAAP net income per diluted share of $0.16 in the fourth quarter 2019 and $0.47 for the year in 2019.

•	Adjusted EBITDA as a percent of revenue of 15.1% in the fourth quarter and 11.7% in the year compared to 16.3% in the fourth quarter and 12.4% for the year in 2019.

•	$41.0 million of cash and investments (including long-term investments) and no debt at December 31, 2020 compared to $41.3 million and no debt at September 30, 2020.

“We’re pleased with the strong performance for both our antenna and scanning receiver product lines in the fourth quarter. We saw improvements in revenue and earnings in the second half of the year and incoming orders were at the highest level since the second quarter of 2019,” said David Neumann, PCTEL’s CEO. “We expect demand to increase for our antennas, IoT devices and 5G solutions through the year as market conditions improve.”

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 4:30 p.m. ET. The call can be accessed by dialing (888) 506-0062 (United States/Canada) or (973) 528-0011 (International), PIN number: 528059. The call will also be webcast at https://investor.pctel.com/news-events/webcasts-events.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (877) 481-4010 (United States /Canada), or (919) 882-2331 (International), PIN number: 40038.

About PCTEL

PCTEL is a leading global provider of wireless technology, including purpose-built Industrial IoT devices, antenna systems, and test and measurement solutions. Trusted by our customers for over 25 years, we solve complex wireless challenges to help organizations stay connected, transform, and grow.

For more information, please visit our website at https://www.pctel.com/.

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements about the Company’s expectations regarding the impact of the COVID-19 pandemic; our future financial performance; growth of our antenna solutions and test and measurement businesses; the impact of our transition plan for manufacturing inside and outside China; the anticipated demand for certain products including those related to public safety, Industrial IoT, 5G and intelligent transportation; and the anticipated growth of public and private wireless systems are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the disruptions to the Company’s workforce, operations, supply chain and customer demand caused by the COVID-19 pandemic and impact of the pandemic on the Company’s results of operations, financial condition and stock price; the impact of data densification and IoT on capacity and coverage demand; the impact of 5G; customer demand and growth generally in the Company’s defined market segments, including demand from customers in China; the impact of the uncertainty regarding renewal of our lease of our Tianjin, China manufacturing premises; the impact of tariffs on certain imports from China; and the Company’s ability to grow its business and create, protect and implement new technologies and solutions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

PCTEL is a registered trademark of PCTEL, Inc. © 2021 PCTEL, Inc. All rights reserved.

For further information contact:

Kevin McGowan

CFO

PCTEL, Inc.

(630) 339-2051

Suzanne Cafferty

Vice President, Global Marketing

PCTEL, Inc.

(630) 339-2107

public.relations@pctel.com

PCTEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands, except share data)

	(unaudited)
	December 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$5,761	$7,094
Short-term investment securities	30,582	32,556
Accounts receivable, net of allowances of $113 and $104 at December 31, 2020 and December 31, 2019, respectively	16,601	17,380
Inventories, net	9,984	11,935
Prepaid expenses and other assets	1,685	1,842
Total current assets	64,613	70,807

Property and equipment, net	12,505	11,985
Long-term investment securities	4,640	0
Goodwill	3,332	3,332
Intangible assets, net	0	144
Other noncurrent assets	2,441	2,969
TOTAL ASSETS	$87,531	$89,237
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$4,430	$3,190
Accrued liabilities	7,316	9,382
Total current liabilities	11,746	12,572
Long-term liabilities	4,387	3,315
Total liabilities	16,133	15,887
Stockholders’ equity:
Common stock, $0.001 par value, 50,000,000 and 100,000,000 shares authorized at
December 31, 2020 and December 31, 2019, respectively, and 18,429,350 and 18,611,289
shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	18	19
Additional paid-in capital	128,269	133,954
Accumulated deficit	(56,907)	(60,305)
Accumulated other comprehensive loss	18	(318)
Total stockholders’ equity	71,398	73,350
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$87,531	$89,237

PCTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019

REVENUES	$21,185	$22,898	$77,456	$90,617
COST OF REVENUES	10,569	11,385	39,529	49,105
GROSS PROFIT	10,616	11,513	37,927	41,512
OPERATING EXPENSES:
Research and development	3,204	3,048	12,519	12,272
Sales and marketing	2,924	3,424	11,103	12,254
General and administrative	2,522	3,072	10,828	13,452
Amortization of intangible assets	0	49	32	219
Restructuring expenses	0	213	124	507
Total operating expenses	8,650	9,806	34,606	38,704
OPERATING INCOME	1,966	1,707	3,321	2,808
Other (expense) income, net	(110)	107	106	982
INCOME BEFORE INCOME TAXES	1,856	1,814	3,427	3,790
Expense for income taxes	4	16	29	40
NET INCOME	$1,852	$1,798	$3,398	$3,750

Net Income per Share:

Basic	$0.10	$0.10	$0.19	$0.21
Diluted	$0.10	$0.10	$0.18	$0.21

Weighted Average Shares:
Basic	18,149	18,034	18,207	17,853
Diluted	18,297	18,461	18,399	18,159

Cash dividend per share	$0.055	$0.055	$0.220	$0.220

PCTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Years Ended December 31,
.	2020	2019

Operating Activities:
Net income	$3,398	$3,750
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,019	2,870
Intangible asset amortization	144	885
Stock-based compensation	2,479	4,133
Loss on disposal of property and equipment	21	97
Restructuring costs	(29)	(33)
Bad debt recovery	(151)	(2)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	960	(1,532)
Inventories	2,076	873
Prepaid expenses and other assets	638	385
Accounts payable	1,086	(2,841)
Income taxes payable	(10)	(22)
Other accrued liabilities	(231)	2,263
Deferred revenue	1	92
Net cash provided by operating activities	13,401	10,918
Investing Activities:
Capital expenditures	(4,093)	(2,263)
Purchase of investments	(49,701)	(48,245)
Redemptions/maturities of short-term investments	47,035	46,559
Net cash used in investing activities	(6,759)	(3,949)
Financing Activities:
Proceeds from issuance of common stock	870	1,183
Proceeds from Paycheck Protection Program Loan	3,500	0
Repayment of Paycheck Protection Program Loan	(3,500)	0
Payment of withholding tax on stock-based compensation	(1,119)	(1,152)
Principle payments on finance leases	(78)	(99)
Purchase of common stock from repurchase program	(3,808)	0
Cash dividends	(4,108)	(4,068)
Net cash used in financing activities	(8,243)	(4,136)

Net (decrease) increase in cash and cash equivalents	(1,601)	2,833
Effect of exchange rate changes on cash	268	(68)
Cash and cash equivalents, beginning of period	7,094	4,329
Cash and Cash Equivalents, End of Period	$5,761	$7,094

PCTEL, INC.

P&L INFORMATION BY PRODUCT LINE - Continuing Operations (unaudited)
(in thousands)

	Three Months Ended December 31, 2020				Year Ended December 31, 2020
	Antenna Products	Test & Measurement Products	Corporate	Total	Antenna Products	Test & Measurement Products	Corporate	Total
REVENUES	$12,844	$8,554	$(213)	$21,185	$50,540	$27,565	$(649)	$77,456

GROSS PROFIT	$4,437	$6,135	$44	$10,616	$17,665	$20,244	$18	$37,927

GROSS PROFIT %	34.5%	71.7%		50.1%	35.0%	73.4%		49.0%

	Three Months Ended December 31, 2019				Year Ended December 31, 2019
	Antenna Products	Test & Measurement Products	Corporate	Total	Antenna Products	Test & Measurement Products	Corporate	Total
REVENUES	$15,144	$7,814	$(60)	$22,898	$62,708	$28,115	$(206)	$90,617

GROSS PROFIT	$5,700	$5,806	$7	$11,513	$21,841	$19,640	$31	$41,512

GROSS PROFIT %	37.6%	74.3%		50.3%	34.8%	69.9%		45.8%

Reconciliation of GAAP to non-GAAP Results (unaudited)
(in thousands except per share information)

Reconciliation of GAAP operating income to non-GAAP operating income

		Three Months Ended December 31,		Year Ended December 31,
		2020	2019	2020	2019

	Operating Income	$1,966	$1,707	$3,321	$2,808

(a)	Add:
	Amortization of intangible assets
	-Cost of revenues	0	167	111	666
	-Operating expenses	0	49	32	219
	Restructuring	0	213	124	507
	Stock Compensation:
	-Cost of revenues	65	116	272	408
	-Engineering	128	145	530	652
	-Sales & marketing	130	151	559	673
	-General & administrative	161	475	1,119	2,401
		484	1,316	2,747	5,526
	Non-GAAP Operating Income	$2,450	$3,023	$6,068	$8,334
	% of revenue	11.6%	13.2%	7.8%	9.2%

Reconciliation of GAAP net income to non-GAAP net income

		Three Months Ended December 31,		Year Ended December 31,
		2020	2019	2020	2019
	Net Income	$1,852	$1,798	$3,398	$3,750

	Adjustments:
(a)	Non-GAAP adjustments to operating income	484	1,316	2,747	5,526
	Income Taxes	(183)	(233)	(465)	(705)
		301	1,083	2,282	4,821
	Non-GAAP Net Income	$2,153	$2,881	$5,680	$8,571

	Non-GAAP Income per Share:
	Basic	$0.12	$0.16	$0.31	$0.48
	Diluted	$0.12	$0.16	$0.31	$0.47

	Weighted Average Shares:
	Basic	18,149	18,034	18,207	17,853
	Diluted	18,297	18,461	18,399	18,159

This schedule reconciles the Company's GAAP operating income to its non-GAAP operating income.  The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

The adjustments to GAAP operating income (a) consist of stock compensation expense and amortization of intangible assets.  The adjustments to GAAP net income include the non-GAAP adjustments to operating income as well as adjustments for (b) non-cash income tax expense.

PCTEL, Inc.
Reconciliation of GAAP operating income to Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Operating Income	$1,966	$1,707	$3,321	$2,808

Add:
Depreciation and amortization	759	719	3,019	2,870
Intangible amortization	0	216	143	885
Restructuring expenses	0	213	124	507
Stock compensation expenses	484	887	2,480	4,134
Adjusted EBITDA	$3,209	$3,742	$9,087	$11,204
% of revenue	15.1%	16.3%	11.7%	12.4%

This schedule reconciles the Company's GAAP operating income to Adjusted EBITDA.  The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses Adjusted EBITDA when evaluating its financial results as well as for internal planning and forecasting purposes.  Adjusted EBITDA should not be viewed as a substitute for the Company's GAAP results.

Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization.  The adjustments on this schedule consist of depreciation, amortization of intangible assets, and stock compensation expenses.